FOURTH AMENDMENT TO LOAN AGREEMENT

This FOURTH AMENDMENT TO LOAN AGREEMENT, dated as of April 16, 2025 (this “Fourth Amendment”) is entered into by and among Falcon’s Beyond Global, LLC, a Delaware limited liability company (the “Borrower”), Katmandu Ventures, LLC, a Florida limited liability company (the “Lender”), and FAST Sponsor II, LLC, a Delaware limited liability company and the assignee of a portion of the principal and interest borrowed thereunder (“FAST Sponsor”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Loan Agreement referred to below.

RECITALS

WHEREAS, the Borrower and Lender entered into that certain Loan Agreement, dated March 28, 2024, which provided for a loan in the principal amount of approximately $7.2 million (as amended by the First Amendment, dated June 14, 2024, the Second Amendment, dated October 18, 2024, and the Third Amendment, dated November 26, 2024, the “Loan Agreement”);

WHEREAS, Lender and FAST Sponsor entered into that certain Assignment of Indebtedness to assign all of Lender’s right, title, and interest in and to an amount of $6,676,890 outstanding under the Loan Agreement, representing $6,316,977 in principal and $359,913 in interest, pursuant to that certain Equity and Debt Exchange Agreement, dated June 14, 2024 by and between Lender and FAST Sponsor; and

WHEREAS, the Borrower has requested that the Lender and FAST Sponsor make certain amendments to the Loan Agreement and Lender and FAST Sponsor have agreed to make such amendments, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments to the Loan Agreement. Effective as of the date hereof, subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein, the Loan Agreement is hereby amended as follows:

(a) Section 1(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b) Repayment. The Borrower shall repay the outstanding balance of the Loan the accrued interest and penalty payments, as applicable, five (5) days following the date, on or before May 16, 2025, upon which the Borrower receives a distribution of funds from the Tenerife Sale (the “Maturity Date”).”

(b) The amendments to the Loan Agreement are limited to the extent specifically set forth in this Fourth Amendment and no other terms, covenants or provisions of the Loan Agreement are intended to be affected hereby.

2. Acknowledgement and Confirmation. Borrower hereby (a) consents to this Fourth Amendment and agrees that this Fourth Amendment shall not limit or diminish the obligations of Borrower under, or release Borrower from any obligations under the Loan Agreement (as amended pursuant to this Fourth Amendment), (b) confirms and reaffirms its obligation under the Loan Agreement (as amended pursuant to this Fourth Amendment), (c) agrees that the Loan Agreement (as amended pursuant to this Fourth Amendment) remains in full force and effect and is hereby ratified and confirmed.

3. Representations and Warranties. To induce the Lender and FAST Sponsor to enter into this Amendment, Borrower represents and warrants to the Lender and FAST Sponsor that:

(a) Organization; Powers. The Borrower is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(b) No Event of Default. No Event of Default will exist immediately after giving effect to this Fourth Amendment.

(c) Authorization; Enforceability. This Fourth Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be duly executed and delivered as of the date and year first written above.

FALCON’S BEYOND GLOBAL, LLC, as the Borrower By: /s/ Cecil D. Magpuri Name: Cecil D. Magpuri Title: Chief Executive Officer

[Signature Page to FOURTH AMENDMENT TO Loan Agreement]

KATMANDU VENTURES, LLC, as the Lender By: /s/ Jill Markey Name: Jill Markey Title: Manager

FAST SPONSOR II, LLC By: FAST SPONSOR II MANAGER, LLC, Its Manager By: /s/ Garrett Schreiber Name: Garrett Schreiber Title: Sole Member

[Signature Page to Fourth Amendment To Loan Agreement]